SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Event Requiring Report: November 11, 2004

                                 telcoBlue, Inc.
                           (Exact Name of Registrant)

           Delaware                                     43-1798970
     ------------------------                  ---------------------------
     (State of Incorporation)                  (I.R.S. Employer ID Number)

                              3166 Custer Dr., #101
                               Lexington, KY 40517
                              ---------------------
           (Address of Principal Executive Offices including Zip Code)

                                  859-245-5252
                                  -------------
                           (Issuer's Telephone Number)

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ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a)

            (1) On November 10,2004, Registrant changed its certifying accountants from LL Bradford & Company, Las Vegas, NV 89101 to De Joya & Company, 8275 South Eastern Avenue, Ste. 200, Las Vegas, NV 89123.

            (i) The Company dismissed LL Bradford & Company as its independent accountant;

            (ii) The report of LL Bradford & Company for the past two years has not contained an adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles during the past two fiscal years, however it was modified to express substantial doubt about the Company's ability to continue as a going concern;

            (iii) The decision to change accountants was approved by the Registrant's Board of Directors; and

            (iv) (A) There were no disagreements related to accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two fiscal years and through the date of dismissal. (B) Not applicable; (C) Not applicable; (D) Not applicable; and (E) Not applicable.

      (2) On November 10, 2004, the Registrant engaged De Joya & Company as its independent accountants. (i) The Registrant did not consult with De Joya & Company its new independent accountants, regarding any matter prior to its engagement; and (ii) Not applicable.

      (3) The Registrant has provided to LL Bradford & Company its former accountants, a copy of the disclosures contained in this Item 4 and the Registrant has requested a letter from LL Bradford & Company addressed to the Commission, confirming the statements made by the Registrant in this
      Item 4. (b) Not applicable.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a) Not applicable.

      (b) Not applicable.

      (c) Exhibit "A". A letter from LL Bradford & Company regarding change of registrant's accountancy will be submitted upon receipt and filed thereupon as an amended Form 8-K.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2004

telcoBlue, Inc.

By: /s/ Ed Garstka
        ------------------------
         Ed Garstka, CFO